Exhibit 99.2



               JOINT FILING AGREEMENT WITH RESPECT TO SCHEDULE 13D


              In accordance with Rule 13d-1(k) of Regulation 13D-G under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that any statement on Schedule 13D to be filed with the Securities and Exchange Commission by any of the undersigned, including any amendment thereto, with respect to the Common Stock, par value $0.001 per share, of SheerVision, Inc., a Delaware corporation, may be filed by Suzanne Lewsadder, on behalf of each of the undersigned, and further agree that this Joint Filing Agreement may be filed as an exhibit to any such statement.

              IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the 31st day of March, 2008.


                                                /s/ Suzanne Lewsadder
                                                --------------------------------
                                                Suzanne Lewsadder



                                                /s/ Jeffrey Lewsadder
                                                --------------------------------
                                                Jeffrey Lewsadder